EXHIBIT 10.2

GUARANTY

This Guaranty (the “Guaranty”) is made effective as of this 21st day of March 2014 (the “Effective Date”), by UGI Corporation (“Guarantor”), a Pennsylvania corporation, in favor of Wells Fargo Bank, National Association, London Branch (“Creditor”).

WHEREAS, UGI Europe, Inc. (“Debtor”), a Delaware corporation and Creditor are parties to that certain term loan facility agreement for the principal amount of €256,000,000 dated on or about the date hereof (whether one or more, collectively, the “Agreement”); and

WHEREAS, the execution and delivery of this Guaranty is a condition to Creditor’s further performance of its obligations under the terms of the Agreement and Guarantor has agreed to provide assurance for the performance of Debtor’s obligations in connection with the Agreement.

NOW, THEREFORE, in consideration of the credit extended to UGI Europe, Inc. under the Agreement, premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.
Guaranty. Guarantor hereby unconditionally, irrevocably and absolutely guarantees as primary obligor and not merely as surety, the punctual payment when due of all of Debtor’s payment obligations and payment liabilities arising under the Agreement, as may be amended, restated, supplemented or modified from time to time, together with any interest thereon and all other monetary obligations of Debtor to Creditor under the Agreement, when and as due, including reasonable and documented fees, costs, expenses (including, without limitation, reasonable and documented fees and expenses of counsel incurred by Creditor in enforcing any rights under this Guaranty or the Agreement), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise, however arising and whether now or hereafter incurred, and whether the Debtor may be liable individually or jointly with others (collectively, the “Guaranteed Obligations”).

2.
Guaranty Absolute and Unconditional; No Waiver of Obligations. This is a guaranty of payment and not of collection. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreement, regardless of any law, regulation or order of any governmental authority now or hereafter in effect. The obligations of the Guarantor hereunder are independent of the obligations of the Debtor under the Agreement. A separate action may be brought against the Guarantor to enforce this Guaranty, whether or not any action is brought against the Debtor or whether or not the Debtor is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of: (a) any illegality or lack of validity or enforceability of any of the Guaranteed Obligations or the Agreement or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of the Debtor under the Agreement, or any rescission, waiver, amendment or other modification of any Finance Document (as such term is defined in the Agreement) or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise; (c) any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations; (d) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (e) any change, restructuring or termination of the corporate structure, ownership or existence of the Debtor or any of its subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Debtor or its assets or any resulting release or discharge of any Guaranteed Obligation; (f) any failure of Creditor to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Debtor now or hereafter known to Creditor; the Guarantor waiving any duty of the Creditor to disclose such information; (g) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Debtor against Creditor; (h) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Debtor or any defect in the formation of Debtor; (i) the application by the Debtor of the proceeds of any Guaranteed Obligations for purposes other than the purposes represented by Debtor to, or intended or understood by, Creditor or Guarantor; (j) any act or omission by Creditor which directly or indirectly results in or aids the discharge of the Debtor or any portion of the Guaranteed Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Creditor against the Debtor; (k) any impairment of the value of any interest in any security for the Guaranteed Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (l) any of the Guaranteed Obligations being denominated in a foreign currency, or (m) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Creditor that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Debtor or any other guarantor or surety.

3.
Waiver. (a) Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations.

(b) Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by Creditor in reliance hereon or in connection herewith.

(c) Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations of the Guarantor hereunder.

(d) Guarantor acknowledges that the Creditor may, at its election and without notice to or demand upon the Guarantor, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Debtor or any other guarantor or exercise any other right or remedy available to it against the Debtor or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full or collateralized in full in cash. The Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of the Guarantor against the Debtor or any collateral. Guarantor hereby unconditionally and irrevocably waives any right to require that suit be brought against, or any other action by Creditor be taken against, or any notice of default or other notice be given to, or any demand be made on, Debtor or any other person, or that any other action be taken or not taken or any other remedy be pursued as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Guaranty against Guarantor, except as expressly defined herein. Guarantor also hereby waives any defense based upon surety or impairment of collateral.

4.
Term; Termination; Extent of Guaranty. (a) This Guaranty is a continuing Guaranty and shall remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Agreement.

(b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Debtor or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments had not been made.

(c)    The total liability of Guarantor hereunder, is limited to the maximum amount as will result in the obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under applicable law to the extent applicable to this Guaranty and the obligations of the Guarantor hereunder.

5.
No Conditions. Guarantor waives any right to require Creditor to make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Creditor as security for or which constitute in whole or in part the Guaranteed Obligations hereunder, or in connection with the creation of new or additional obligations. There are no conditions precedent to the enforcement of this Guaranty. It shall not be necessary for Creditor, in order to enforce payment by Guarantor under this Guaranty, to show any proof of Debtor's default, to exhaust its remedies against Debtor, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. Creditor shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

6.
Subrogation, Subordination. Without limiting any other right Creditor has at law or in equity against the Guarantor, if Debtor fails to pay any obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid obligations to Creditor in cash. Upon payment by Guarantor of any sums to Creditor as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against Debtor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all obligations. In addition, any indebtedness of the Debtor now or hereafter held by Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. The Guarantor hereby subordinates any and all obligations owed to the Guarantor by the Debtor to the Guaranteed Obligations.

Guarantor shall be subrogated to all rights of Creditor against Debtor in respect of any amounts paid by Guarantor pursuant to the Guaranty, provided that Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been irrevocably paid to Creditor in full.

If any amount shall be paid to the Guarantor on account of (i) such subrogation exoneration, contribution, reimbursement, indemnity or similar rights or (ii) or any such indebtedness of the Debtor at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Creditor and shall forthwith be paid to Creditor (with any necessary endorsement or assignment) to be applied to the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Agreement.

7.
Representations and Warranties. Guarantor represents and warrants to Creditor that: (a) this Guaranty is executed at Debtors' request; (b) Guarantor shall not, without Creditor's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor's assets other than in the ordinary course of Guarantor's business; (c) Creditor has made no representation to Guarantor as to the creditworthiness of any of the Debtors; (d) Guarantor will not be rendered insolvent by the execution, delivery, and performance of its obligations under this Guaranty, and (e) Guarantor has established adequate means of obtaining from each of the Debtors on a continuing basis financial and other information pertaining to Debtors' financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Creditor shall have no obligation to disclose to Guarantor any information or material about any of the Debtors which is acquired by Creditor in any manner.

8.
Notices. All demands, notices and other communications provided for hereunder shall, unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by first class mail, registered or certified, return receipt requested, postage prepaid, personally delivered. Notices shall be sent to the following addresses or facsimile number of the addressee set out below:

If to Creditor:
Wells Fargo Bank, National Association, London Branch,
1 Plantation Place,
30 Fenchurch Street,
London
EC3M 3BD
(Fax: (44) (0) 207 929 4645)
and with a copy sent by e-mail to loanadmin.london@wellsfargo.com

If to Guarantor:

UGI Corporation
Attention: Treasurer
460 N. Gulph Rd.
King of Prussia, PA 19406
(Fax: (610) 992-3259)

or at any other numbers or addresses or marked for the attention of such other person as the parties hereto may from time to time notify to each other.

9.
No Waiver; Remedies. No failure on the part of Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.
Taxes. Any and all payments by Guarantor under or in respect of this Guaranty shall be made free and clear of, and without any deduction for or on account of any present or future taxes. Should any payments by the Guarantor under this Guaranty be subject to any deductions or withholdings whatsoever, Guarantor shall pay additional amounts equal to all amounts deducted or withheld with the effect that Creditor receives and retains all amounts it would have received and retained if no deductions or withholdings were made.

11.
Right of Set-off. Creditor and its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to Guarantor or Debtor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Creditor or any such affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or Guaranty hereafter existing under this Guaranty or the Agreement to Creditor or its Affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not Creditor or its affiliate shall have made any demand under this Guaranty or the Agreement and although such obligations of Guarantor are owed to a branch, office or affiliate of Creditor different from the branch, office or affiliate holding such deposit or obligated on such indebtedness. The rights of Creditor and its affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that Creditor or such affiliate may have. Creditor agrees to notify Guarantor promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

12.
Indemnification. (a) Guarantor hereby agrees to indemnify and hold harmless Creditor and each of Creditor’s affiliates, and the directors, officers, employees, agents, advisors and representatives of it and its affiliates (“Related Parties”) (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the reasonable fees and expenses of a single counsel for each Indemnitee (and, if necessary, one local counsel in each applicable jurisdiction and one regulatory counsel)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Guarantor) arising out of, in connection with or resulting from this Guaranty (including, without limitation, enforcement of this Guaranty) or any failure of any obligations to be the legal, valid, and binding obligations of the Debtor enforceable against the Debtor in accordance with their terms, whether brought by a third party or by the Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by the Guarantor against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under the Agreement, if the Guarantor or Creditor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (iii) result from a claim brought by one Indemnitee against another Indemnitee that does not involve an act or omission by, or a condition relating to, the Debtor or any affiliate thereof.

(b) To the fullest extent permitted by applicable law, Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other loan document, the Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any extension of credit or the use of proceeds thereof.

(c) All amounts due under this Section shall be payable promptly after demand therefor.

(d) Without prejudice to the survival of any other agreement of the Guarantor under this Guaranty, the agreements and obligations of the Guarantor contained in Section 2 (with respect to enforcement expenses), Section 3(b), Section 8 and this Section shall survive termination of the Agreement and payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

13.
Assignment; Successors and Assigns. Creditor may, upon notice to Guarantor, assign its rights hereunder without the consent of Guarantor. Guarantor may not assign its rights hereunder without the prior written consent of Creditor. Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives. In connection therewith, Creditor may disclose all documents and information which Creditor now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Debtors, Guarantor or otherwise. Guarantor further agrees that Creditor may disclose such documents and information to Debtors.

14.	GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW.

15.
WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

16.
Submission to Jurisdiction. Guarantor irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by applicable law, in such federal court in New York City. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other agreement shall affect any right that Creditor may otherwise have to bring any action or proceeding relating to this Guaranty or any related document against Guarantor or its properties in the courts of any jurisdiction. Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.
Entire Agreement. This Guaranty sets forth the entire understanding and agreement between the parties as to matters covered herein and expressly supersedes all prior guarantees, agreements and understandings between the parties, whether oral or written, with respect to the subject matter hereof. Any change, modification, amendment, or alteration of this Guaranty shall be in writing and signed by Guarantor and Creditor and no course of dealing between the parties prior or subsequent to the date of this Guaranty shall be construed to change, modify, amend, alter or waive the terms hereof.

IN WITNESS WHEREOF, UGI Corporation has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of the Effective Date.

UGI CORPORATION

By: /s/ Kirk R. Oliver____________________
Name:    Kirk R. Oliver
Title:     Chief Financial Officer

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